Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical results of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to (i) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (ii) its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Royalty Interests”) to SandRidge Permian Trust. SandRidge’s historical results have also been adjusted to give effect to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”), including all related adjustments, as if they had occurred prior to 2011. These transactions are described further below.

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East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”). The transaction is subject to customary post-closing adjustments.

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SandRidge Permian Trust. On August 16, 2011, the SandRidge Permian Trust (the “Trust”), a newly formed Delaware trust, completed its initial public offering of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed Royalty Interests to the Trust in exchange for the net proceeds of the Trust’s initial public offering and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Trust. The Royalty Interests conveyed to the Trust are in certain oil and natural gas properties located in the Central Basin Platform of the Permian Basin in Andrews County, Texas and entitle the Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

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Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the Royalty Interests conveyance and the East Texas Sale as if those transactions occurred on January 1, 2011 and to reflect the effect of the Arena Acquisition, including all related adjustments, as if they had occurred prior to 2011.

The pro forma adjustments reflecting the Arena Acquisition purchase price adjustments, the Royalty Interests conveyance and the East Texas Sale include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these pro forma statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected.

The unaudited pro forma financial statement is for informational purposes only. It does not purport to present the results that would have actually occurred had the transactions described above been completed on the assumed dates or for the periods presented, or which may be realized in the future. The unaudited pro forma financial statement should be read in conjunction with the accompanying footnotes, SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Permian Trust’s Form 10-Q for the nine months ended September 30, 2011.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	SandRidge Historical	Arena Acquisition		SandRidge Permian Trust		East Texas Sale		SandRidge Pro Forma
Revenues
Oil and natural gas	$1,226,794	$—		$—		$(39,535	) (f)	$1,187,259
Drilling and services	103,298	—		—		—		103,298
Midstream and marketing	66,690	—		—		—		66,690
Other	18,431	—		—		—		18,431

Total revenues	1,415,213	—		—		(39,535)		1,375,678

Expenses
Production	322,877	—		—		(13,510	) (f)	309,367
Production taxes	46,069	—		—		(1,219	) (f)	44,850
Drilling and services	65,654	—		—		—		65,654
Midstream and marketing	66,007	—		—		—		66,007
Depreciation and depletion — oil and natural gas	326,614	—		—		(5,940	) (g)	320,674
Depreciation and amortization — other	53,630	—		—		—		53,630
Impairment	2,825	—		—		—		2,825
General and administrative	148,643	—		500	(c)	—		149,143
Gain on derivative contracts	(44,075)	—		—		—		(44,075)
Gain on sale of assets	(2,044)	—		—		—		(2,044)

Total expenses	986,200	—		500		(20,669)		966,031

Income from operations	429,013	—		(500)		(18,866)		409,647

Other income (expense)
Interest income	240	—		—		—		240
Interest expense	(237,572)	—		3,132	(d)	—		(234,440)
Loss on extinguishment of debt	(38,232)	—		—		—		(38,232)
Other income (expense), net	3,122	(2,152	) (a)	—		—		970

Total other (expense) income	(272,442)	(2,152)		3,132		—		(271,462)

Income (loss) before income taxes	156,571	(2,152)		2,632		(18,866)		138,185
Income tax (benefit) expense	(5,817)	6,247	(b)	—		(53	) (h)	377

Net income (loss)	162,388	(8,399)		2,632		(18,813)		137,808
Less: net income attributable to noncontrolling interest	54,323	—		26,612	(e)	—		80,935

Net income (loss) attributable to SandRidge Energy, Inc.	108,065	(8,399)		(23,980)		(18,813)		56,873
Preferred stock dividends	55,583	—		—		—		55,583

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$52,482	$(8,399)		$(23,980)		$(18,813)		$1,290

Income per share applicable to SandRidge Energy, Inc. common stockholders
Basic	$0.13							$0.00

Diluted	$0.13							$0.00

Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	398,851							398,851

Diluted	406,645							406,645

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge for the year ended December 31, 2011, and includes pro forma adjustments to give effect to SandRidge’s conveyance of the Royalty Interests to the Trust and the East Texas Sale, as if those transactions occurred on January 1, 2011, and to reflect the effects of final adjustments for the Arena Acquisition.

Consolidation of the Trusts by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Trust and began consolidating the activities of the Trust with its results for periods subsequent to the Trust’s initial public offering (“IPO”) in August 2011. In consolidation, the Trust’s net income attributable to common units of the Trust owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Royalty Interests conveyance primarily is limited to giving effect to noncontrolling interest accounting.

SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions. The unaudited pro forma financial statement should be read in conjunction with SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Trust’s Form 10-Q for the nine months ended September 30, 2011.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma financial information:

(a)	Adjustment to reverse income amounts resulting from the final adjustment to liabilities established in the Arena Acquisition purchase price allocation that were reduced to zero based on final information received during the year ended December 31, 2011. Income from the settlement is considered non-recurring and therefore reversed in the pro forma condensed statement of operations.

(b)	Adjustment to reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2011. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $7.0 million of valuation allowance against SandRidge’s existing net deferred tax asset for the year ended December 31, 2011. The $7.0 million valuation allowance release is presented net of $0.8 million of income tax expense related to the filing of Arena’s final tax returns. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma condensed statement of operations for the year ended December 31, 2011.

(c)	The Trust’s general and administrative expenses are estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Trust to SandRidge that will be eliminated in consolidation. Adjustment to the Trust for the year ended December 31, 2011 is net of amounts attributable to the Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.

(d)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under SandRidge’s senior credit facility with proceeds from the Trust’s IPO.

(e)	Reflects net income of the Trust attributable to third-party beneficial ownership of 65.7%. Such amounts were estimated based on pro forma income of the Trust of $89.8 million less estimated depletion of $15.7 million for the year ended December 31, 2011. Adjustment for the year ended December 31, 2011 is net of amounts attributable to the Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.

(f)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.

(g)	Adjustment to reduce depletion, using the unit of production method under the full cost method of accounting, and ARO accretion expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.

(h)	Adjustment to income tax expense for income tax attributable to net revenues generated by the East Texas Properties during the year ended December 31, 2011. Adjustment was based upon the SandRidge consolidated effective income tax rate excluding the effects of adjustments to SandRidge’s valuation allowance caused by the Arena Acquisition discussed in (b) above.